                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT





        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 21, 1997



                 CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
            (Exact Name of Registrant as Specified in Its Charter)






    Colorado                         0-21821                93-0962072
------------------------------       -------------          --------------------
State or Other Jurisdiction          Commission             IRS Employer
of Incorporation or Organization     File Number            Identification No.

410 17th Street, Suite 400
Denver, Colorado                          80202
------------------------------            --------
Address of Principal Executive Offices    Zip Code





    Registrant's telephone number, including area code:  (303)  446-5926
                                                         ---------------




      5525 Erindale Dr., Suite 201, Colorado Springs, Colorado  80918

 ---------------------------------------------------------------------------
         Former name of former address, if changed since last report

Item 1.    Changes in Control of Registrant

        On January 21, 1997, Consolidated Land & Cattle Company, a wholly owned subsidiary of Consolidated Capital of North America, Inc. (the "Registrant"), merged with Angeles Acquisition Corp. ("Angeles Acquisition"), a company privately held by Stone Pine Colorado, LLC ("Stone Pine") (the "Merger").
Prior to the Merger, Angeles Acquisition had acquired Angeles Metal Trim Co. ("Angeles Metal"), a privately-held company headquartered in Los Angeles, California which fabricates and sells steel framing for commercial and residential structures. A copy of the Angeles Metal Stock Purchase Agreement dated as of January 15, 1997 is attached as Exhibit 2.1 hereto and incorporated herein by reference and a copy of the Agreement and Plan of Merger dated January 15, 1997 is attached as Exhibit 2.2 hereto and incorporated herein by reference. In the Merger, the Registrant issued to Stone Pine 8,638,003 shares of the Registrant's common stock. Immediately following the Merger, the Registrant sold 5,496,911 shares of its common stock in a private transaction exempt from registration under Regulation S of the Securities Act of 1933, as amended (the "Share Issuance"). A copy of the form of Stock Purchase Agreement dated January 16, 1997 is attached hereto as Exhibit 10.10 and incorporated herein by reference. (See Item 9 hereof).

        Upon completion of the Merger, the Registrant's current directors resigned and were replaced by new directors designated by Stone Pine. With the consummation of the Merger and the Share Issuance, there are 15,705,460 shares of the Registrant's common stock outstanding, each of which entitles the holder thereof to one vote on each matter which may come before a meeting of the shareholders. As a result of these transactions, Stone Pine is the beneficial owner of 55% of such common stock, which is the only issued and outstanding class of securities issued by the Registrant.


Item 2.    Acquisition or Disposition of Assets

           See Item 1 above.

Item 7.    Financial Statement Pro Forma Information and Exhibits

           (a) and (b) Financial Statements and Pro Forma Financial Information will be filed by Amendment within sixty (60) days of the date hereof.

           (c) Exhibit 2.1. Angeles Metal Stock Purchase Agreement dated as of January 15, 1997 (Exhibits and Schedules omitted).

               Exhibit 2.2. Agreement and Plan of Merger dated January 16, 1997 (Exhibits and Schedules omitted).

               Exhibit 10.10. Form of Stock Purchase Agreement dated January 16, 1997 (Exhibits and Schedules omitted).








                                      2

Item 9.    Sales of Equity Securities Pursuant to Regulation S.

        On January 21, 1997, the Registrant issued 5,496,911 shares of the Registrant's common stock pursuant to an exemption from registration under Regulation S of the Securities Act of 1933. The common stock was issued to seven private investors who are not "U.S. Persons" (as defined in Rule 902(o) of Regulation S). The Registrant issued 785,273 shares to each investor pursuant to the terms of substantially identical Stock Purchase Agreements which were executed by the parties on January 16, 1997 (a form of the Stock Purchase Agreement is attached as Exhibit 10.10 hereto). The purchase price paid by each purchaser was approximately $143,000.00. The common stock was issued for cash. No underwriter was used and no underwriter discounts or commissions were paid. The Registrant issued the common stock pursuant to Rule 903 of Regulation S and qualifies for such an exemption based on the purchasers' representations that they are not U.S. Persons as set forth in the aforementioned Stock Purchase Agreements, and based on the following: the Registrant is a Reporting Issuer (as defined in Rule 902(l) of Regulation S); has not made any Directed Selling Efforts (as defined in Rule 902(b) of Regulation S); has implemented Offering Restrictions (as defined in Rule 902(h) of Regulation S); and has not made any offer or sale to any U.S. person or for the account or benefit of any U.S. person.

        Pursuant to the Stock Purchase Agreement with one of the investors described above, such investor may nominate two directors to the Board of Directors of the Registrant or, in the alternative, shall have the right to be present at all Board meetings. As of the date hereof no such directors have been nominated to the Board of Directors of the Registrant.


                                  SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.


                           By:     /s/ Donald R. Jackson
                                ---------------------------------------
                                    Donald R. Jackson,
                                    Chief Financial Officer,
                                    Treasurer and Secretary


Date:   January 23, 1997






                                      3